Exhibit 23.3

Consent of Independent Auditors

We consent to the use of our report dated April 18, 2022, with respect to the combined financial statements of ADESA US AUCTION, incorporated herein by reference and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG LLP

Indianapolis, Indiana

April 20, 2022